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                                                                    EXHIBIT 10.1



                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT
                           AMERICAN REF-FUEL COMPANY

                          Dated as of December 5, 1997
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                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT
                           AMERICAN REF-FUEL COMPANY

     THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT (this "Agreement") is entered into as of December 5, 1997 by and between Duke/UAE Ref-Fuel Management LLC, a limited liability company organized and operating under the laws of the State of Delaware ("Duke/UAE Sub"), BFI Ref-Fuel, Inc., a corporation organized and operating under the laws of the State of Delaware ("BFI Sub") and Air Products Ref-Fuel, Inc., a corporation organized and operating under the laws of the State of Delaware ("AP Sub"). Duke/UAE Sub, BFI Sub and AP Sub are at times referred to collectively as the "Partners" and individually as a "Partner," and AP Sub is sometimes referred to as the "Special Partner."

     WHEREAS, AP Sub and BFI Sub are parties to an Amended and Restated Partnership Agreement, dated as of January 25, 1991 (the "Original Agreement");

     WHEREAS, Duke/UAE Sub has purchased a 49.9% general partnership interest in the Partnership from AP Sub, and AP Sub has retained the Base Interest (as hereinafter defined);




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     WHEREAS,  Duke/UAE Sub has been granted an option by AP Sub to purchase AP
Sub's 0.1% general partnership interest in the partnership; and

     WHEREAS, the Partners now desire to amend and restate the Original Agreement in its entirety as of the date hereof.

     NOW, THEREFORE, the Partners hereby agree as follows, which agreement shall constitute the entire Amended and Restated Partnership Agreement (the "Agreement").

                                   ARTICLE 1

                                THE PARTNERSHIP

        Section 1.1 Certain Definitions. In addition to terms otherwise defined herein, the terms set forth below shall have the following meanings:

        "Act" shall mean the Uniform Partnership Act of the State of Delaware.

        "Affiliate" shall mean, (i) with respect to BFI-Sub, BFI and any Person controlling, controlled by or under common control with BFI-Sub or BFI, (ii) with respect to Duke/UAE Sub, Duke/UAE, Duke Capital and UAE and any Person controlling, controlled by or under common control with Duke/UAE, Duke Capital, UAE or Duke/UAE Sub, (iii)





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with respect to AP Sub, APCI and any Person controlling, controlled by or under common control with AP Sub or APCI, and (iv) with respect to any other Person, any Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or partnership, membership or other ownership interests or by contract or otherwise. For the avoidance of doubt, it is acknowledged and agreed that ownership of 50% of the outstanding voting securities or other equity interests of an entity in which an unrelated third party owns an equal interest shall be deemed not to constitute control of that entity and that therefore such entity shall not be considered an Affiliate of either party owning such securities or other equity interests.

        "AP Sub" shall mean Air Products Ref-Fuel, Inc., a Delaware corporation.

        "APCI" shall mean Air Products and Chemicals, Inc., a Delaware corporation, the ultimate parent company of AP Sub.

        "Appropriate Committee" shall mean the Management Committee, or, if acting within the scope of its authority pursuant to Section 3.1, the Executive Committee or any committee appointed by the Management Committee pursuant to
Section 3.1(h).





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        "Base Interest" shall mean the interest of AP Sub as a partner in the
Partnership entitling the owner of such interest to 0.1% of the profit, loss and capital of the Partnership.

        "Base Interest Option Agreement" shall mean the option agreement with respect to the Base Interest, dated as of the date hereof between Duke/UAE Sub and AP Sub.

        "BFI" shall mean Browning-Ferris Industries, Inc., a Delaware corporation, the ultimate parent company of BFI Sub.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Compensation Committee" shall have the meaning and functions established in Section 3.1.

        "Competing Technology" shall mean a system for burning refuse, consisting of a refuse burning device and an integral heat recovery device for the recovery of energy, other than such a system employing Proprietary Equipment.

        "DBA" shall mean Deutsche Babcock Anlagen GmbH, a corporation of the Federal Republic of Germany, and its successors and assigns.





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        "DBA License" shall mean the World Wide Cooperation and Limited License
Agreement, dated effective as of January 1, 1996. The term "DBA License" shall also include any amendment, renewal, successor or replacement thereof between DBA and the Partnership.

        "Development Project" shall mean any Project that, at the time in question, is not in the Operations stage and is designated as a "Development Project" by the Management Committee.

        "Duke Capital" shall mean Duke Capital Corporation, a Delaware corporation.

        "Duke/UAE" shall mean Duke/UAE Ref-Fuel LLC, a limited liability company organized under the laws of the State of Delaware.

        "Executive Committee" shall have the meaning and functions established in Section 3.1.

        "Implement" or "Implementation" shall mean the process by which and the time period during which a Project is either (a) designed, constructed and passes an acceptance test established for the Project or (b) is identified as an acquisition opportunity, evaluated and acquired, all in accord with the obligations of and as further defined in the contracts for the Project.





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        "Intellectual Property"  shall mean all rights, property and information of DBA to which the Partnership has access under the DBA License, and all patents, trademarks and copyrights, and applications therefor and registrations thereof, trade names, trade secrets and proprietary technology or information owned or used by the Partnership.

        "Interest Rate" shall have the meaning given to that term in Section 7.4(a).

        "Licensed Plant" shall mean a waste incineration plant employing the Proprietary Equipment.

        "Liquidating Trustee" shall have the meaning given to that term in
Section 11.2(a).

        "Management Committee" shall have the meaning and functions established in Section 3.1.

        "Municipal Solid Waste" shall mean solid waste of the type generally collected as refuse from residential and commercial properties by municipalities, including durable goods, containers, packaging, food waste, yard waste and miscellaneous inorganic waste, but excluding industrial waste, agricultural waste, sewage sludge, tires and all categories of hazardous waste, including batteries and medical waste.





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        "Operate" or "Operations" shall refer to the period commencing after a
Project is Implemented during which the Project is operated and maintained in accordance with the applicable contractual obligations, if any.

        "Other Waste Incineration Plants" shall mean facilities that employ Competing Technology.

        "Parent", as to BFI Sub, shall mean BFI, and, as to Duke/UAE Sub, shall mean Duke/UAE.

        "Parent Agreement" shall mean the Parent Agreement with respect to the Partnership by and among Duke Capital, UAE, Duke/UAE and BFI dated as of the same date as this Agreement, as that agreement may be amended from time to time.

        "Partnership" shall mean the partnership confirmed by this Agreement.

        "Person" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or any other legal entity.

        "Project" is a term used generically in this Agreement and shall mean a plant, located within the Territory, that burns Municipal Solid Waste and generates energy and includes the entire process by which a Licensed Plant or Other Waste Incineration Plant is





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Implemented and Operated, and includes all phases of a particular Project commencing with the identification of the opportunity for the Project and continuing through the stage of Operation.

        "Project Agreements" shall mean the agreements that are entered into to Implement and Operate a Project or for the undertaking or pursuit of an opportunity for a Project.

        "Project Company" shall have the meaning given to that term in Section 1.6(b).

        "Project Subsidiary" shall mean a corporation organized by an Affiliate of a Partner formed for the sole purpose of being a partner, stockholder or other equity participant in a Project Company.

        "Proposal" shall mean the process of developing and submitting either a definitive or general special written technical and/or pricing proposal relative to a particular Project. A Proposal may either be a technical proposal or a definitive pricing proposal (or both) submitted without invitation from a client or in response to a request for proposals or bid from a client and may, if necessary, be submitted with a Proposal bond.

        "Proprietary Equipment" shall mean the Incineration System and Boiler System as more fully described in Item 2 of Appendix I to the DBA License.





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        "Reasonable business efforts" shall mean those efforts that would be expended by a reasonably prudent businessman in the exercise of his business judgment under the same or similar circumstances, provided that he, or the enterprise by which he is employed, would not incur a financial loss (other than time expended and incidental out-of- pocket expenditures which are reimbursable pursuant to this Agreement) by reason of having expended or expending such efforts.

        "Special Partner" shall mean AP Sub, so long as it remains the owner of the Base Interest.

        "Territory" shall mean the United States of America, its territories and possessions, and the Dominion of Canada, its territories and possessions.

        "UAE" shall mean United American Energy Corp., a New York corporation.

        Section 1.2 Continuation of Partnership. The Partners hereby confirm the continuation of the Partnership as a general partnership under and pursuant to the provisions of the Act, notwithstanding any addition or withdrawal of a Partner on the date hereof or in accordance with the Base Option Agreement. The amendment of this Section 1.2 shall be deemed for all purposes to have been effected prior to the addition of Duke/UAE Sub as a Partner on the date hereof.





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        Section 1.3       Rights and Liabilities.  The rights and liabilities
of the Partners shall be as provided in the Act except as otherwise expressly provided herein.

        Section 1.4 Partnership Name. The name of the Partnership shall be American Ref-Fuel Company. All business of the Partnership shall be conducted under such name and under such variations thereof as the Management Committee deems necessary or appropriate to comply with the requirements of law in any jurisdiction in which the Partnership may elect to do business.

        Section 1.5 Principal Place of Business. The principal place of business of the Partnership initially shall initially be located at 757 North Eldridge at Memorial Drive, Houston, Texas 77079, but the Management Committee may substitute or establish such other places of business for the Partnership as it may, from time to time, deem necessary or appropriate.

        Section 1.6       Business and Purposes of the Partnership.

        (1) The Partnership is intended to have access to sufficient professional staff and financial resources that will enable the Partnership to prepare and submit definitive Proposals, and investigate opportunities, for power generating plants fueled by Municipal Solid Waste.





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        (2)  The Partnership is also intended to evaluate various Proposals that may be submitted for power generating plants fueled by Municipal Solid Waste that would constitute Projects that Affiliates of the Partners, together (through separate business organizations formed for the particular Projects, herein a "Project Company") or in combination with other parties, can Implement and that may be owned and/or Operated through other entities owned by Affiliates of the Partners (and possibly others). The Partnership is intended to develop Proposals (i) in response to requests from governmental entities or other clients where sufficient profit opportunity exits, and (ii) in markets that offer unique opportunity for private investment (particularly those areas where Affiliates of BFI collect large quantities of refuse). Developmental expenses for Projects shall be incurred by the Partnership on behalf of the Project Companies to be formed for those Projects and shall be reimbursed by those Project Companies after they have been formed.

        (3) The Partners recognize, and are committed in principle to the proposition, that preliminary planning, design and construction funds for Projects initially selected for development by an Appropriate Committee, as well as additional commitments of capital resources for the Projects to be Implemented, if not otherwise available from the resources of the Partnership
or from third parties, will have to be provided by the Partners,   It is
further contemplated that contractual relationships necessary for the Projects to be Implemented will have to be negotiated with municipalities, energy users and others. A current, definitive economic analysis of projected financial results of each Project shall be reviewed by an Appropriate Committee during the Proposal stage of that Project. The





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substance of all contemplated Proposals that cannot be withdrawn without a material risk of liability shall be approved by an Appropriate Committee prior to submission.

        (4) The Partners also intend that Projects will be Implemented (possibly with other participants or limited partners included) through the formation of Project Companies. Agreements for the undertaking or pursuit of particular Projects or opportunities for Projects may be entered into by Affiliates of the Partners. The Partnership will have its own employees, and will have access to the management and staff support personnel of Affiliates of the Partners, in accordance with Section 3.3(a). The Partnership will furnish professional staff and other personnel to Project Companies pursuant to General Services Contracts. Forms of such Contracts have been approved by the Partners, and will be used for each Project. Such forms may be modified only with the approval of each Partner and an Appropriate Committee.

        Section 1.7 Term. The Partnership shall continue in full force and effect until December 31, 2087 unless earlier terminated or dissolved in accordance with the provisions of this Agreement.





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        Section 1.8       DBA License.

        (1) Each Partner covenants and agrees with the other Partners and the Partnership and for the benefit of DBA and the Partnership that such Partner and its Affiliates having access to the Intellectual Property of DBA protected by the DBA License shall be bound to the same obligations of confidentiality to the Partnership and DBA as and to the same legal effect as the Partnership is bound to such obligations pursuant to the DBA License. Each Partner shall cause any of its Affiliates having access to the Intellectual Property of DBA protected by the DBA License to similarly be bound to such obligations of confidentiality. Each Partner agrees that any of the other Partners, the Partnership or DBA may enforce directly against such Partner and its Affiliates (subject to compliance with Section 12.3 and 12.4 of this Agreement), and benefit from those remedies available for the breach of, those obligations of confidentiality set forth in the DBA License with the same legal force and effect as if such Partner and its Affiliates were an actual party to the DBA License. The obligations under this Section 1.7 shall survive the dissolution and termination of the Partnership, or the disposition by a Partner or its Affiliates of any or all of its or their direct or indirect interests in the Partnership or in a Partner. With respect to confidential information of the Partners or their Affiliates, the Partners shall be bound by the provisions of
Section 1.8.

        (2) Each Partner covenants to each other Partner and the Partnership that such Partner and its Affiliates will not independently and intentionally take any action that would obligate the Partnership to commit or omit to take any act, or otherwise place the Partnership in a position, that would causes the Partnership to be deemed to be in breach of the DBA License.





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        Section 1.9       Confidentiality.

        (1) The Partners expect that it will be necessary to receive and use under this Agreement information considered proprietary and confidential by one or more Partners or one or more of their Affiliates and further that such information may, in fulfillment of the business purpose of the Partnership, be disclosed to and used by the Partners or their Affiliates. The Partners agree to comply with the provisions of Article VIII of the Parent Agreement with respect to such information as if each Partner were an Affiliate of a Parent thereunder.

        (2) Dissolution of the Partnership shall not relieve a Partner of any continuing obligations under Section 8.2 of the Parent Agreement, except as provided in Section 8.3 of the Parent Agreement and Section 11.2(j) of this Agreement.

        (3) The obligations of each Partner and its Affiliates with respect to Intellectual Property of DBA are as set forth in Sections 1.7(a) and 11.2(i),
(j) and (k) of this Agreement, which obligations may be enforced by either DBA, the Partnership or any other Partner or its Affiliates.

        (4) Each Partner represents and warrants that it and its Affiliates have the right to make or to permit the disclosures contemplated by this Agreement.





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                                   ARTICLE 2

                                  THE PARTNERS

        Section 2.1 Partners. Duke/UAE Sub, BFI Sub and AP Sub shall be the Partners of the Partnership. AP Sub shall be a Special Partner of the Partnership. The Partners shall devote such time and attention to the business of the Partnership as may be reasonably necessary to the conduct of such business for the greatest advantage of the Partnership.

        Section 2.2       Rights and Powers of the Partners.

        (1) Subject to the Act and the further provisions of this Agreement, the consent of the Partners other than the Special Partner shall be required to exercise control, management and discretion and take all action in connection with the business of the Partnership, except to the extent that powers and authority have been delegated to Appropriate Committees, officers and agents in accordance with this Agreement. The Special Partner shall have no power or authority to bind the Partnership unless specific power and authority is delegated by an Appropriate Committee pursuant to this Agreement.

        (1) The Partnership shall take all actions necessary to ensure that it complies with all laws and regulations applicable to the operation of its business, and to ensure that it fulfills all of its contractual obligations material to the continued operation of its business, it





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being agreed, however, that the Partners shall have no obligation to supply funds or resources to the Partnership for such purposes, except as provided in this Agreement.

        (2) Notwithstanding Section 2.2(a), no person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of a Partner (other than the Special Partner) or Partnership officer to take any action or make any decision hereunder. As between the Partnership and any person, firm or corporation lending money or extending credit to the Partnership, it shall be conclusively presumed that the proceeds of such indebtedness are to be and will be used exclusively for purposes authorized under this Agreement.

        (3) None of the Partners nor the Partnership shall be entitled to recover from any other Partner or its Affiliates special or consequential damages, or damages for anticipated future profits, loss of business opportunities or other similar speculative damages for breach of any covenant or undertaking of such parties set forth in this Agreement, and shall only be entitled to seek reimbursement for the actual out-of-pocket costs and expenses incurred by the non-breaching party as a direct result of the conduct of the breaching party.





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        (4)   Except as provided in Section 2.2(f), each Partner shall
indemnify the other Partners and their Affiliates and the officers, directors and employees of the such other Partners and their Affiliates to the extent of the percentage interest of the indemnifying Partner set forth on Appendix A hereto, for any costs, judgments, claims, liabilities, damages, losses, penalties or expenses suffered by an indemnitee that (x) pertain to the activities conducted pursuant to, or incidental to a Partner's obligations under, this Agreement, or in connection with the defense of any action based on such activities, including reasonable attorneys' fees and expenses of investigation (which fees and expenses shall be paid as incurred), and (y) do not result from claims or actions by the Partnership or any Partner against another Partner or its Affiliates under Section 2.2(g) or (i); provided, however, that where the indemnifiable amounts arise out of the actions of an employee of a Partner or its Affiliate, such indemnity shall apply for the benefit of that Partner, its Affiliates and the officers, directors or employees of that Partner or its Affiliates only if such employee (x) at the time of such actions, was being furnished to the Partnership pursuant to a General Services Contract approved by an Appropriate Committee pursuant to
Section 3.3(a) and acting within the scope of his duties thereunder, or (y) was acting on behalf of the Partnership with the prior knowledge and authorization of an officer of the Partnership pursuant to Section 3.3(a); provided further that such indemnity shall not apply for the benefit of an indemnitee unless such indemnitee shall, in respect of the matter that gave rise to the indemnity claim, have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership and with respect to any criminal action or proceeding had no reasonable cause to believe such indemnitee's conduct was unlawful. Employees of a Partner or its





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Affiliate who are not also employees of the Partnership shall act for or on behalf of the Partnership only with the prior knowledge and authorization of an officer of the Partnership.

        (5) Paragraph (e) above shall not apply to matters that are the subject of the indemnity provisions of Section 2.3. Paragraph (e) above also shall not apply to activities that may be performed by Affiliates of BFI Sub in connection with (i) the providing through contractual arrangements of solid waste to a Project, (ii) the operating of, to the extent consistent with a Project, any solid waste transfer station that may be established as part of or for the benefit of the Project, and (iii) to the extent consistent with a Project, the transportation and/or disposal through contractual arrangements of ash, by-pass waste and other solid waste residue from the Project; and also shall not apply to any other activities that may be performed by Affiliates of any Partner through contractual arrangements with the Partnership except in those instances where such activities are performed at cost, or otherwise at substantially below the price that would be available from a third party in an arm's length transaction on comparable terms and conditions, pursuant to contracts that have been approved in advance by an Appropriate Committee.

        (6) If the Partnership enters into an agreement, waiver, or modification or amendment thereto with an Affiliate of a Partner, then the terms and provisions of such agreement, waiver, modification or amendment shall govern exclusively (except the predicate acts necessary for the Partnership to assert any claim against an Affiliate of a Partner shall be governed exclusively as provided in paragraph (h) below) all rights and





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obligations of the parties thereto and their respective Affiliates, including any remedies at law or in equity which may be available to either party thereto or its Affiliate pursuant to any statute, regulation or order of any court, or in contract, in tort (including negligence) or otherwise, in connection with the performance or failure of performance of the terms and provisions of such agreement, waiver, modification or amendment.

        (7) If a Partner (other than the Special Partner) (the "Claimant") believes that the Partnership has a reasonable basis for a claim, whether or not provided for in paragraph (g) above (the "Claim"), against any other Partner (other than the Special Partner) or an Affiliate of such Partner, the Claimant may, in the name and on behalf of the Partnership, assert and enforce the Claim (subject to the provisions of Section 2.2(d)) including, without limitation, the retention of attorneys and other consultants and advisors and the institution and prosecution of litigation, without the approval of such other Partner, provided the following conditions precedent are satisfied:

              (1) The Claimant shall give such other Partner a written notice (the "Notice") stating that the Claimant believes the Partnership has a reasonable basis for the Claim, describing the Claim and relevant supporting facts in reasonable detail and accompanied by an opinion of a law firm of nationally recognized standing which does not provide general representation to any Partner or any of its Affiliates on any regular basis, to the effect that the Partnership has a reasonable legal and factual basis for the Claim. As to the





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alleged factual basis for the Claim, such counsel may rely on affidavits of persons having knowledge of facts relevant to the Claim.

              (2) Thereafter, the Claimant shall, if requested by such other Partner, negotiate in good faith with such other Partner or its Affiliates in an effort to resolve their differences regarding the Claim. If good faith negotiation does not resolve the Claim, then each such Partner agrees to attempt to resolve the dispute giving rise to the Claim through a mutually agreeable alternative dispute resolution technique before initiating litigation. If such Partners are unable to agree on an alternative dispute resolution technique within 45 days after either such Partner has requested the use of alternative dispute resolution, or if, after completing an alternative dispute resolution proceeding, either such Partner is unwilling to be bound by the determination of such proceeding, then the Claimant may, within 60 days after the expiration of such 45-day period or the completion of the alternative dispute resolution proceeding, whichever is applicable, sue on the Claim on behalf of the Partnership; provided, however, that at any time after any such Partner has requested the use of alternative dispute resolution and before the initiation of litigation, such Partner that is not the Claimant may require that the Claim be submitted to binding arbitration pursuant to Section 9.2 of the Parent Agreement. Subject to the foregoing, all decisions on behalf of the Partnership regarding the Claim shall be made by the unanimous vote of the Management Committee representatives of the Claimant and no approval of the Management Committee representatives of such other Partner shall be required; provided, however, that all such decisions shall be made in good faith on the basis of the expected benefit to the Partnership.





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        (8)   If an Affiliate of a Partner (other than the Special Partner)
proposes to assert any claim against the Partnership, such claim shall be subject to the provisions of Section 9.1 of the Parent Agreement, if and to the extent that to do so would then be permitted by applicable agreements and legal requirements. All decisions on behalf of the Partnership regarding such claim shall be made by the unanimous vote of the Management Committee representatives of the unaffiliated Partner other than the Special Partner and no approval of the Management Committee representatives of the affiliated Partner shall be required; provided however, that all such decisions shall be made in good faith on the basis of the expected benefit to the Partnership.

        (9) The provisions of Sections 2.2(d), (e), (f), (g) and (i) shall survive the dissolution and termination of the Partnership and shall apply to all judgments, claims or penalties that arise at any time from acts or omissions that occurred prior to the termination of the Partnership. The provisions of Section 2.2(h) shall not apply to any Claim (as defined in that Section) initiated after the termination of the Partnership or after all Partners have become Affiliates of the same Parent pursuant to the "Buy-Sell" procedure of the Parent Agreement; provided, however, that the party against which the Claim is asserted may require that the Claim be submitted to binding arbitration pursuant to Section 9.2 of the Parent Agreement.





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        Section 2.3       Indemnification of Committee Members, Officers and
Employees. Each person who is or was a member of a committee established pursuant to Section 3.1, an officer or employee of the Partnership, or a director, officer or employee of a Partner, shall, in accordance with this
Section 2.3 but not if prohibited by law, be indemnified and held harmless by the Partnership from and against any and all costs, judgments, liabilities, damages, losses, penalties or expenses arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his participation in the affairs of the Partnership or by his having been a director, officer or employee of a Partner while such Partner was acting with respect to the Partnership's affairs, whether or not he continues to be such at the time any such liabilities or expenses are paid or incurred. No person shall be entitled to indemnification hereunder if the claim or liability in question arises from (i) such person not acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, (ii) the gross negligence or willful malfeasance of such person,
(iii) with respect to any criminal action or proceeding, acts or omissions by such person when he had reasonable cause to believe his conduct was unlawful,
(iv) the breach of this Agreement by a Partner, or (v) a matter unrelated to a Partner's or such person's management of or participation in the Partnership's affairs. The rights of indemnification provided in this Section 2.3 shall be in addition to any rights to which any person may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, assigns and legal representatives. Notwithstanding the foregoing, payments shall be made pursuant to this Section 2.3 only to the extent that the indemnified person has not been made whole by the proceeds of insurance maintained by the





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Partnership or a Project Company, or pursuant to an indemnity from a Project
Company. If after such payments have been made, the indemnified person receives or becomes entitled to receive amounts in respect of the same matter from an insurer or an indemnity from a Project Company, such person shall promptly pay such amounts, or assign such entitlement, to the Partnership to the extent necessary to reimburse the Partnership.

        Section 2.4       Other Liabilities; Non-Competition.

        (1) No Partner shall engage in any business or assume any liability other than those provided for in or incidental to its obligations under this Agreement, the Project Agreements or through the Partnership.

        (2) The Partners recognize and agree that until the dissolution of the Partnership, the Partners (other than the Special Partner) intend that the Partnership and the Project Companies shall constitute the exclusive means for each such Partner to Implement a Project. For this reason, the Partners hereby agree that: (i) until after the dissolution of the Partnership, except as provided in this Section 2.4(b) or in Section 2.4(c), no Affiliate of a Partner (other than the Special Partner) shall have any Competing Interest in any Project; (ii) should the appropriate committee representatives of a Partner (other than the Special Partner) vote not to have the Partnership or a Project Company Implement any Project (a "Declined Project"), the Affiliates of such Partner may not pursue the Implementation of such Project independent of the Partnership prior to the dissolution of the Partnership; provided that





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the Affiliates of the Partner voting to pursue the Implementation of such
Project may do so, so long as such Implementation does not materially and adversely affect the Partnership, and in such event the Partnership will make its personnel and other resources available, on commercially reasonable terms, to assist the other Partner's Affiliates in such Implementation; and (iii) if the Appropriate Committee representatives of all the Partners (other than the Special Partner) vote not to pursue the Implementation of a particular Project, the Affiliates of any Partner may become involved in such Project in another capacity, e.g., BFI as a waste hauler and disposer to a site or Duke Capital as a marketer of power or UAE as an operator. For the purposes of this Agreement, "Competing Interest" shall mean providing any equity investment in, providing financing to, or entering into a service contract having a term of more than one year with, a Project that is not owned, in whole or in part, by a Project Company.

        (3) Notwithstanding any other provisions of this Agreement, (i) any Affiliate of Duke/UAE may enter a contract having a term of more than one year to provide (A) power marketing services (including the arranging for the purchase, sale, transmission, marketing and trading of electrical energy and capacity, whether by, on behalf of or for itself, its Affiliates or others),
(B) engineering services, or (C) other services, in each case to any operating Project that is not owned, in whole or in part, by a Project Company ("Unaffiliated Project"), and (ii) any Affiliate of BFI may enter into a contract having a term of more than one year to provide ash disposal, Municipal Solid Waste or other services to any Unaffiliated Project; provided that Duke/UAE or BFI, as the case may be, shall give written notice to the Partnership within a reasonable time after any such Affiliate has determined to negotiate or initiate negotiations for such a contract setting forth the name of such Unaffiliated Project and the probable terms of such contract; and (iii) Duke/UAE or BFI, as the case may be, and such Affiliate shall discuss such contract in good faith with the Partnership, taking into account whether the Unaffiliated Project is a reasonable acquisition opportunity for the Partnership, the probability of similar terms from other service providers, and such other factors as Duke/UAE or BFI and the Affiliate consider relevant. If at any time after commencing such discussion Duke/UAE or BFI, as the case may be, and its Affiliate determine that it is in the best interest of such Affiliate to enter into such a contract, such Affiliate may do so. If the Unaffiliated Project, in the reasonable judgment of the Chief Executive Officer of the Partnership, is a competitor of the Partnership, the Affiliate of Duke/UAE or BFI shall offer to the Partnership the same services, on the same terms and conditions, proposed for the Unaffiliated Project, and the Partnership shall have 90 days after delivery of notice of the proposed services to the Partnership to accept such offer. If the proposed terms and conditions of the services offered the Unaffiliated Projected are amended in any material respect, Duke/UAE or BFI shall give notice to the Partnership which shall have an additional ten days to consider whether to accept the services, as amended.

                                   ARTICLE 3

                                   MANAGEMENT

        Section 3.1       Committees.

        (1) The Partners will manage and coordinate the business and affairs of the Partnership through a management committee (the "Management Committee") and other committees described or provided for in this Article III.

        (2) The Management Committee will consist of seven persons, three appointed by each of Duke/UAE Sub and BFI Sub, each such person to have one vote; the remaining member shall be the Chairman and Chief Executive Officer of the Partnership but shall not have a vote. The voting members shall be persons who are not officers or employees of the Partnership. Each voting member shall serve until the Partner appointing him shall change its appointment, which it may do at any time by written notice to the other Partner. The Management Committee shall have control over the management of the business of the Partnership, and shall be authorized to procure management services and engage persons to provide other services in connection with the activities of the Partnership. A unanimous vote of those votes cast at a meeting of the Management Committee (a quorum, as defined in Section 3.1(c), being present) will be required for Management Committee action, except as provided in Section 2.2(h), 2.2(i), 7.4(b) or 12.8.

        (3) The quorum for each meeting of the Management Committee shall be two members including at least one member appointed by each of Duke/UAE Sub and BFI Sub except that the presence of a person appointed by a Partner shall not be required to authorize the taking of action against that Partner or its Affiliates as provided in Section 2.2(h), 2.2(i), 7.4(b) or 12.8.

        (4) The Management Committee shall annually elect officers of the Partnership, consisting initially of a Chairman and Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Chief Legal Officer, a Secretary and such other officers as the Management Committee shall from time to time deem appropriate. Any Partnership officer may be removed by the Management Committee at any time with or without cause upon delivery to such officer of a written notice of such removal. Any replacement shall be elected by the Management Committee.

        (5) The Partnership shall also have an Executive Committee consisting of the Chairman and Chief Executive Officer and three other members of the Management Committee appointed by the Management Committee, including an equal number of representatives of each of Duke/UAE Sub and BFI Sub. The Chairman of the Executive Committee shall be designated by the Management Committee and may, but need not, be the Chairman and Chief Executive Officer. All members of the Executive Committee shall have one vote, and a unanimous vote of all members will be required for Executive Committee action. The Executive Committee shall have and may exercise all of the powers and authority of the Management Committee in the management of the business and affairs of the Partnership, but neither the Executive Committee nor any other committee appointed by the Management Committee shall have such powers or authority in reference to the following matters: (i) election or removal of Partnership officers; (ii) determination of the compensation of officers of the Partnership; (iii) approval or modification of the annual budget to be prepared pursuant to Section 8.2(d); (iv) any assignment, amendment or termination of the DBA License or the grant, amendment or termination of any sublicenses under the DBA License; (v) pursuit or settlement of Claims against a Partner or its Affiliates; (vi) the requirement of additional contributions pursuant to
Section 4.2, the return of contributions pursuant to Section 4.3, the making of distributions pursuant to Article VII, or the matters that Article VIII states are to be determined or approved by the Management Committee; or (vii) the waiver of any conditions precedent required for a notice to proceed or similar notice to be issued with respect to any Project. Matters on which the members of the Executive Committee do not concur will be referred to the Management Committee.

        (6) The Partnership shall also have a Compensation Committee consisting of three members of the Management Committee appointed by the Management Committee, including at least one representative of each of Duke/UAE Sub and BFI Sub, and none of whom shall be officers or employees of the Partnership. The Compensation Committee shall have the exclusive power and authority on behalf of the Partnership to determine the compensation of officers of the Partnership and shall review at least annually (i) compensation policies for all employees of the Partnership and Project Companies, (ii) reports prepared by or for the Partnership regarding the fringe benefit plans provided by the Partnership and (iii) the funding levels of funded plans maintained by the Partnership, and shall have such other powers and authority as the Management Committee shall determine (subject to the limitations of Section 3.1(e)). The quorum for each meeting of the Compensation Committee shall be two members, including at least one representative of each Partner. A majority of the votes cast at a meeting of the Compensation Committee, a quorum being present, will be required for action by the Compensation Committee.

        (7) The Partnership may also have such other committees as the Management Committee may from time to time appoint, and which shall have such powers and authority of the Management Committee as the Management Committee shall determine (subject to the limitations of Section 3.1(e)). Each such committee need not have an equal number of representatives of each of Duke/UAE Sub and BFI Sub, and the members need not be members of the Management Committee.

        (8) It shall be policy of each committee to make decisions on the basis of the benefit to the business of the Partnership rather than the partisan interest of the respective Partners or their Affiliates. Any action taken by a committee in accordance with this Agreement shall be binding on the Partnership and the Partners and no further consent of the Partners shall be required to authorize any such action.

        (9) Any committee shall meet in person or by telephone conference, provided, in the case of a telephone conference, all participating members can hear all other participating members and any action taken at a telephone conference is promptly confirmed in writing. Such participation by telephone shall constitute presence in person at the meeting. Minutes of the meetings of each committee shall be taken, recorded and circulated to the members of the committee and to the Legal Departments of Duke/UAE and BFI.

        (10) Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings and meetings of the committee.

        (11) Regular meetings of any committee shall be held at such times and places as may be fixed by the committee, and may be held without further notice. Special meetings may be called by any member. Notice of the time and place of a special meeting shall be effective (i) if delivered to each member by hand, telecopy, or telephone at least 24 hours prior to the time of the special meeting, or (ii) if placed in the United States mail addressed to each member with proper first-class postage prepaid, at least seven days prior to the date of the special meeting. Actual receipt of notice by members shall not be required and notice shall be deemed received if sent to a member at the address or the telecopy number designated by the member for such notices or communicated to the member or to a responsible person at the telephone number designated by the member for such notices. Notices of special meetings shall identify the purpose of the meetings.

        (12) Whenever notice is required to be given of a committee meeting, a written waiver of notice, signed by the member entitled to notice, whether before or after the meeting, shall be deemed equivalent to notice. A member's attendance at a meeting shall constitute a waiver of notice of that meeting, except when the member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        (13) At least monthly, the Chairman of the Management Committee shall report to members of the Management Committee any significant contracts or arrangements that have been entered into between the Partnership or any Project Company and a Parent or its Affiliate and have not been previously reviewed by the Management Committee.

        (14) At least quarterly, the Management Committee shall determine which Projects are then deemed to be Development Projects.

        Section 3.2       Officers.

        (1) The Chairman shall be the Chief Executive Officer of the Partnership. Subject to this Agreement and the direction of the Management Committee, he shall have primary responsibility for the overall business and affairs of the Partnership including, without limitation, strategic planning, general management and control of the activities contemplated by this Agreement and the Project Agreements and for the communication of information to the Appropriate Committees. In addition, he shall have such other duties as are incidental to his office. He shall perform such other duties as may from time to time be assigned to him, and shall have such other powers as may be prescribed from time to time, by the Management Committee.

        (2) The President shall perform such duties as may from time to time be assigned to him by the Chairman or an Appropriate Committee and shall have such other powers as may be prescribed from time to time by an Appropriate Committee.

        (1) The Secretary shall record all the proceedings of the meetings of the committees in a book or books kept for that purpose; be custodian of the records of the Partnership; and, in general, perform all duties incident to the office of Secretary and have such other duties as may from time to time be assigned to him by the Chairman or an Appropriate Committee and have such other powers as may be prescribed from time to time by an Appropriate Committee.

        (2) Vice Presidents and any other officers of the Partnership designated by the Management Committee shall perform such duties as from time to time shall be assigned by the Chairman or an Appropriate Committee and have such powers as may be prescribed from time to time by an Appropriate Committee.

        (3) No officer or employee of the Partnership shall be authorized to enter into or incur any material obligation or commitment on behalf of the Partnership except pursuant to the limits of authority policy adopted by an Appropriate Committee, as such policy may be amended from time to time.

        (4) Officers of the Partnership shall report to such other officers as determined from time to time by the Chairman.

        Section 3.3 Employees. Except for the officers elected by the Management Committee, the Partnership shall have such employees as the Chairman or his delegates shall from time to time deem appropriate, and the Chairman or his delegates shall have authority to recruit, hire and discharge such employees consistent with approved budgets. The Partners intend that the Partnership will eventually be staffed wholly or primarily by its own employees, but they recognize that during the early stages of the Partnership it will be appropriate for the Partnership, to the extent practical, to avail itself of the experience and incremental services available from the management and staff support personnel of the Affiliates of the Partners. These persons will be made available to the Partnership pursuant to a General Services Contract. A form of this Contract has been approved by the Partners, and may be modified only with the approval of each Partner (other than the Special Partner) and an Appropriate Committee.

        Section 3.4       Project Implementation.

        (1) Recognizing that the Special Partner will not have any obligation to contribute further capital to the Partnership, the Special Partner shall not participate in any Project selected or Project Company formed after the date of this Agreement. If a particular opportunity for such a Project shall be selected for development by the Partnership, the Partners (other than the Special Partner) shall, and shall cause their Affiliates to, negotiate in good faith to develop such plans and agreements as are necessary to organize a mutually acceptable form of Project Company for the ownership, Implementation and Operation of that

Project. Such agreement shall provide, among other things, for the Affiliate of each Partner forming the Project Company to be represented ratably according to its respective interests in the Project on the governing body of the Project Company. The governing body or a committee thereof shall vote on all substantial commitments. The normal day- to-day business of the Project Company shall be managed by the officers elected by such governing body. Affiliates of Duke/UAE Sub and BFI Sub will provide services to the Project Company in accordance with Section 3.3 of this Agreement and Article VI of the Parent Agreement.

        (2) The Partners (other than the Special Partner) intend that the Affiliates of a Partner other than the Special Partner shall have access to the Intellectual Property, basic engineering services, and the required Proprietary Equipment if an Affiliate of that Partner elects to pursue independently a Project that the appropriate committee representatives of the other Partner have caused the Partnership not to pursue. To effectuate such intent, if such Partner's Affiliate desires to Implement such a Project the Partnership will either provide what that Affiliate requires for such Project under the DBA License, or will consent to DBA providing what that Affiliate requires for such Project under the DBA License, and, if necessary, a Project specific license directly to that Affiliate or the Project for purposes of Implementation of the Project. The Partnership will also use its reasonable business efforts, if requested by that Affiliate, to cause DBA to enter into the contractual arrangements required for that particular Project to provide such items. As used in the context of this Section 3.4(b), reasonable business efforts of the Partnership shall mean efforts no less substantial than the Partnership would have expended in the context of a Project in which both

Duke/UAE Sub and BFI Sub or their Affiliates would participate. That Affiliate shall reimburse the Partnership for its costs (including allocable salary and overhead, plus expenses) incurred pursuant to this Section 3.4(b). If the Partnership is not successful in such efforts, that Affiliate will be free to negotiate an engineering, licensing and other arrangements directly with DBA on terms acceptable to DBA. To the extent DBA agrees to indemnify the Project Company under the DBA License for a particular Project or a subsequent agreement relating to a particular Project, the Project Company shall indemnify the Partnership in the Implementation of the Project and the Partners and their Affiliates.
                                   ARTICLE I

                             CAPITAL CONTRIBUTIONS

        Section 3.5 Mandatory Contributions. The Partners shall be required to contribute additional capital in proportion to their respective ownership interests to the Partnership to enable the Partnership to meet its obligations under any commitments properly authorized by an Appropriate Committee which shall be entered into or undertaken in connection with qualifying for a Proposal, preparing Proposals, evaluating and selecting the Proposals to be negotiated and during such negotiations; provided, however, that in no event shall the Special Partner be obligated to make contributions of capital unless it consents to do so expressly and in writing. If both Duke/UAE Sub and BFI Sub so agree, capital may be furnished in equal shares by Duke/UAE Sub and BFI Sub (or their Parents or other Affiliates) in the form of debt.

        Section 3.6 Additional Contributions. If the Management Committee determines that the Partnership requires funds in excess of those otherwise available to it, the Partners shall contribute additional capital in proportion to their respective ownership interests; provided, however, that in no event shall the Special Partner be obligated to make contributions of capital unless it consents to do so expressly and in writing. If both Duke/UAE Sub and BFI Sub so agree, capital may be furnished in equal shares by Duke/UAE Sub and BFI Sub (or their Parents or other Affiliates) in the form of debt.

        Section 3.7 Return of Capital Contributions. No Partner shall be entitled to the return of its capital contribution except by way of distribution of assets upon dissolution and liquidation of the Partnership pursuant to the provisions of this Agreement or except as determined by the Management Committee.

        Section 3.8 Interest on Capital Contributions. No interest shall be paid by the Partnership on or with respect to the capital contributions of the Partners, except in respect of debt contemplated by Section 4.1 or as expressly provided in Section 7.4 with respect to Partnership loans.

                                   ARTICLE II

                    COMPENSATION OF PARTNERS AND AFFILIATES

         Section 3.9 Management Fee. No Partner shall receive any management or other fee or salary for services rendered to the Partnership, or reimbursement of any costs and expenses incurred in connection therewith except as provided in Section 5.2.

         Section 3.10 Reimbursement of Expenses; Service Contracts. Each Partner (other than the Special Partner) shall be entitled to current reimbursement out of Partnership assets for all reasonable costs and expenses incurred by it when acting for or on behalf of the Partnership and in accordance with the terms of this Agreement or the Project Agreements specifically including, but not limited to, all salaries and related expenses of employees of a Partner in performing authorized services for the Partnership and all fees of third parties engaged as provided in this Agreement in activities for or on behalf of the Partnership. Compensation and reimbursement of expenses for services of employees of Affiliates shall be governed by the applicable General Services Contract and must be authorized or approved by an Appropriate Committee or by standing authorizations to appropriate officers. The Special Partner and its Affiliates shall be entitled to reimbursement of costs and expenses if and to the extent provided in any other agreement between the Special Partner or its Affiliates and the Partnership.

                                  ARTICLE III

                               PROFITS AND LOSSES

         Section 3.11 Allocations. Except to the extent the Partners agree otherwise, all items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with the percentages set forth on Appendix A hereto; provided, however, that the Special Partner shall not receive any allocation of items of income, gain, loss, deduction, or credit that are solely attributable to the Implementation of a Project under Section 3.4(a) that is selected after the date of this Agreement, and any such items shall be allocated equally between the BFI Sub and the Duke/UAE Sub.

         Section 3.12 Capital Accounts. A separate capital account shall be maintained for each Partner. Each Partner's capital account shall consist of the initial capital contribution, increased by additional capital contributions and each Partner's share of Partnership profits, and decreased by distributions and withdrawals and each Partner's share of Partnership losses.

                                   ARTICLE IV

                            DISTRIBUTIONS AND LOANS

         Section 3.13 Distribution Ratio. To the extent that special allocations are made to the BFI Sub and the Duke/UAE Sub pursuant to Section 6.1, distributions of cash and other Partnership assets attributable to such items shall be made equally to BFI Sub and Duke/UAE Sub in priority to any other distributions to the Partners. Following any such distributions, unless otherwise provided herein, all cash and other Partnership assets to be distributed under this Article VII or under Article XI shall be distributed to the Partners in accordance with the percentages set forth on Schedule A attached hereto.

         Section 3.14     Time of Distributions.  Subject to the provisions of
Section 7.4, the Partnership may make distributions from time to time as approved by the Management Committee, and such distributions shall be made in accordance with Section 7.1.

         Section 3.15 Undistributed Assets. Except for interest on loans pursuant to Sections 4.1, 4.2 or 7.4, no Partner shall be entitled to receive any interest on undistributed cash or other property, nor shall any such cash or property not withdrawn be deemed an increase in such Partner's share of the capital of the Partnership, without the express written consent of both Duke/UAE Sub and BFI Sub.

         Section 3.16     Partnership Loans.

         (1) If any Partner, with the prior written consent of the other Partners (other than the Special Partner), advances any funds or makes any other payment to or on behalf of the Partnership not required pursuant to the provisions hereof, such advance shall be deemed a loan to the Partnership by such Partner, bearing interest from the date of such advance or payment was made until such loan is repaid. The rate of interest payable on such loan shall be equal to the lesser of (i) the greater of (x) the published base lending rate from time to time in effect at Citibank N.A. for prime borrowers, adjustable quarterly or (y) the applicable federal rate (within the meaning of Section 1274(d) or successor provision) of the Code, or (ii) the maximum rate of interest allowed by applicable law (the "Interest Rate"). All distributions shall first be made to the Partner or Partners making such loans until all such loans have been repaid to such Partners, together with interest accrued thereon as above provided (with payments allocated first to accrued interest and then to principal). If more than one Partner shall have made such loans, distributions shall be made to such Partners pro rata in proportion to the respective amounts owed them by the Partnership.

         (1)     For purposes of this Section 7.4, a Partner (the
"Noncontributing Partner") shall be deemed to have given its prior written consent to an advance or payment by any other Partner (the "Contributing Partner") if (i) the Contributing Partner reasonably determines that an advance or payment of funds to the Partnership would be necessary or beneficial to the Partnership business; (ii) the Contributing Partner notifies the

Noncontributing Partner to such effect citing this Section 7.4; and (iii) the Noncontributing Partner does not, within five business days after receipt of such notice, notify the Contributing Partner of its objection to the making of an advance and the reason therefor.

         (2) Each Partner other than the Special Partner may, from time to time, on a demand basis, borrow up to one-half of the Partnership's cash balance at the close of business on any day, subject to other agreements of the Partner or the Partnership restricting such right, provided that (i) the borrowing shall be repayable on demand and shall bear interest, payable quarterly, at the Interest Rate, (ii) the Parent of the borrowing Partner shall, pursuant to Article V of the Parent Agreement, unconditionally guarantee the full and timely repayment of such borrowing, and (iii) at all times when there shall be any such outstanding borrowing, the borrowing Partner or its Parent shall have either (a) outstanding commercial paper or short-term promissory notes that have been given the following short-term ratings (or their equivalent if such ratings are no longer applicable) by at least two of the following three rating agencies: rating F1 of Fitch Investors Service, Inc., rating A1 of Moody's Investors Service and rating P1 of Standard & Poor's Corporation, or (b) outstanding long-term debt rated at least A- or the equivalent by at least two of such rating agencies, or, (c) if such paper, notes or debt is not outstanding, the borrowing Partner shall furnish collateral reasonably satisfactory to the other Partner. Such borrowings shall be evidenced by appropriate entries on the books of the Partnership, and, if requested by the other Partner, by promissory notes. Except to the extent the Partners agree otherwise, the Partnership shall not make any distributions to the borrowing Partner until all borrowings have been repaid by such Partner, together with interest accrued thereon as above provided (with payments allocated first to accrued interest and then to principal).

                                   ARTICLE V

                             ACCOUNTING AND REPORTS

         Section 3.17 Books and Records. The Partnership shall maintain complete and accurate books and records reflecting the nature and extent of the assets, liabilities and contractual commitments of the Partnership and all receipts and disbursements of the Partnership. In addition, the Partnership shall maintain all other records necessary for documenting and recording the operations and affairs of the Partnership. The Partnership shall keep its books of account on an accrual basis, and its fiscal year shall end on September 30. The books of the Partnership shall be kept at the principal place of business of the Partnership or at such other place as the Management Committee shall determine. Each Partner or its duly authorized representative may, at its own expense, inspect the books of the Partnership at any time during ordinary business hours.

         Section 3.18     Financial Statements and Reports.

         (1) Not later than 45 days after the end of each fiscal year, the Partnership shall prepare, or cause to be prepared, and shall furnish to each Partner, (i) financial statements for the fiscal year then ended, prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated, except for such changes in such principles with which the independent public accountants referred to below have concurred, and (ii) sufficient and timely tax information. If either Partner so requests, such financial statements shall be audited by a firm of independent certified public accountants selected by the Partners. All costs of preparation and distribution of such reports and the costs of the audit shall be borne by the Partnership.

         (1) Promptly after becoming available and in any event within 20 days after the end of each fiscal quarterly period, the Partnership shall prepare, or cause to be prepared, and shall furnish to each Partner, (i) financial statements of the Partnership for the quarterly period then ended and for the period from the beginning of the fiscal year to the end of such quarterly period, prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated except to the extent stated therein, subject to normal changes resulting from year-end adjustments, and (ii) tax information sufficient to enable the Partners to prepare their quarterly estimated income tax statements.

         (2) Promptly after becoming available and in any event within 15 days after the end of each calendar month, the Partnership shall prepare, or cause to be prepared, and shall furnish to each Partner, financial statements of the Partnership for the month then ended and for the period from the beginning of the fiscal year to the end of such month, prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated except to the extent stated therein, subject to normal changes resulting from year-end adjustments.

         (3) Not later than July 1 of each year, the Chief Financial Officer of the Partnership shall cause to be prepared and shall submit to the Management Committee a preliminary budget of the Partnership and preliminary Project budgets for the next fiscal year, setting forth in reasonable detail the proposed activities, expenditures, sources of funds and other relevant supporting information for that year, as well as the amount of the distributions made and proposed to be made for the current fiscal year. The Management Committee shall consider the preliminary budgets. If the Management Committee objects to any preliminary budget, it shall request the submission of an alternate proposed budget. If the Management Committee is unable to adopt a budget, the Partnership shall continue to make expenditures, other than capital expenditures, in order to continue, in the ordinary and usual course of business, the operations otherwise to be covered by that budget.

         (4) The Chief Financial Officer of the Partnership shall cause to be prepared and shall submit to the Management Committee three financial updates for anticipated needs and results during each fiscal year. Such financial updates shall compare the then current forecast with the budgets and previous forecasts for such fiscal year. The Partnership will obtain authorization from the Management Committee to commit funds through the approval of the budgets, and such approval shall be amended through the authorization of each forecast.

         (5) The Partnership shall also furnish all such other financial and tax information as a Partner shall from time to time reasonably request.

         (6) For financial reporting (to the extent not inconsistent with GAAP) and federal income tax reporting purposes, the Partnership and the Partners will treat the Base Interest as part of a partnership interest retained by AP Sub and not purchased by Duke/UAE Sub or any other person, unless the Base Interest is in fact purchased by Duke/UAE Sub or by a third party, in which case this provision shall no longer apply. In the event that the Partnership's accountants determine in good faith that GAAP does not permit reporting consistent with the foregoing provision, the Partnership's accountants shall notify AP Sub at least thirty (30) days before the Partnership issues a financial statement reflecting an inconsistent position, and during such 30-day period, shall consult with AP Sub's accountants to determine if consistent reporting can be achieved. If, after such consultation, the Partnership's accountants conclude in good faith that GAAP will not permit reporting consistent with the foregoing, the Partnership shall not be required to report consistently for financial reporting purposes.

         Section 3.19 Tax Returns and Elections. The Partners designate BFI Sub as the Tax Matters Partner, as that term is defined in Section 6231(a)(7) of the Code, and such Partner shall supervise the preparation and filing of all tax and information returns which the Partnership may be required to file and shall, on behalf of the Partnership, make such tax elections and determinations as are necessary, appropriate or desirable, subject to the written approval of Duke/UAE Sub. The Tax Matters Partner shall use its reasonable efforts to deliver copies of all tax and information returns to Duke/UAE Sub and the Management Committee not less than 60 days prior to the filing of all such returns. If Duke/UAE Sub gives notice that it objects to a return (or portion or item thereof), such Partners shall reach a mutually satisfactory return position prior to filing. If they cannot agree, the matter shall be resolved by the Management Committee.

         Section 3.20 Committee Approval. All financial statements, budgets, forecasts and other Partnership documents contemplated by this Article VIII shall require the approval of the Management Committee.

                                   ARTICLE 4

                              PARTNERSHIP PROPERTY

         Section 4.1 Partnership Property. The capital contributions of the Partners shall become Partnership property, and all assets acquired with Partnership funds, including without limitation the Project Agreements and the Projects, the proceeds of sale of such assets, or the proceeds of Partnership indebtedness shall be so reported in the accounts of the Partnership.

         Section 4.2 Method of Holding Property. Property of the Partnership may be acquired, held and conveyed in the name of the Partnership or in the name of a Partner as nominee for the Partnership or in the name of any other entity as agent or nominee for the Partnership or as security for any loan made to the Partnership by such entity, but shall be recorded as Partnership property in the accounts of the Partnership.

         Section 4.3 Bank Accounts. The Partnership shall establish and maintain such accounts in such financial institutions (including federal or state banks, trust companies, or savings and loan institutions) and in such amounts as an Appropriate Committee may deem necessary from time to time. Checks may be drawn on, and withdrawals of funds shall be made from, any such accounts for Partnership purposes and shall be signed or requested by the Partners or by any of their or the Partnership's duly authorized personnel.

         Section 4.4 Commingling Partnership Property. Notwithstanding anything to the contrary contained herein, property of the Partnership shall not be commingled with the property of the Partners, and property of Project Companies shall not be commingled with the property of the Partnership.

                                   ARTICLE 5

                      DISPOSITION OF PARTNERSHIP INTEREST

         Section 5.1 Restrictions. No interest in the Partnership or in shares of capital stock or equity interest of a Partner may, directly or indirectly, be sold, assigned, pledged, hypothecated, encumbered, transferred or disposed of, except to the extent, if any, expressly permitted by the Parent Agreement or the Base Interest Option Agreement.

                                   ARTICLE 6

                          DISSOLUTION AND LIQUIDATION

         Section 6.1 Causes of Dissolution. The Partnership shall be dissolved upon the first of the following to occur (provided, the Partnership shall not terminate until the winding up of affairs is complete):

         (1) the expiration of the term provided in Section 1.6 hereof, unless the Partners agree in writing to extend the term of the Partnership beyond such term;

         (2) the agreement of all of the Partners to dissolve and terminate the Partnership;

         (3) the sale, abandonment or other disposition of all or substantially all of the assets of the Partnership;

         (4) the commission of a Terminating Act (as defined in Section 2.2(b) of the Parent Agreement) by a Partner, or by one of its Affiliates that is a Project Subsidiary, and the giving by another Partner of written notice of dissolution on or before the ninetieth day after such Terminating Act has been committed; or

         (5) except as otherwise provided herein, the occurrence of any other event which under the Act mandates dissolution of the Partnership and is not waivable by agreement of the Partners.

         Section 6.2      Termination of the Partnership.

         (1) Upon the occurrence of any event which causes the dissolution of the Partnership as set forth in Section 11.1, the Partners other than the Special Partner shall unanimously elect a liquidating trustee (the "Liquidating Trustee") and shall proceed to wind up and terminate the Partnership affairs with full power and authority to do all acts necessary and in accordance with the terms hereof. If such Partners are unable to elect a Liquidating Trustee, each such Partner shall elect one liquidating trustee, who shall together appoint one additional liquidating trustee. The three liquidating trustees shall together act as Liquidating Trustee for the purposes of this Section 11.2.

         (1) Upon dissolution of the Partnership, a proper accounting shall be made of the Partnership's assets and liabilities and obligations from the date of the last previous accounting to the date of such dissolution, and the Partnership's business and affairs shall be liquidated in an orderly manner and such sales of properties of the Partnership as may be required for such purposes shall be made by the Liquidating Trustee including, without limitation, the sale of any property which may not be susceptible to division upon distribution to the Partners. Notwithstanding the foregoing, if the Liquidating Trustee shall determine that an immediate sale of part or all of the Partnership's assets could cause undue loss to the Partners, the Liquidating Trustee may, upon notice to the Partners, either defer liquidation (to the extent permitted by law) or withhold from distribution for a reasonable time, any assets of the Partnership or distribute assets in kind to the Partners. Pursuant to the liquidation of the

Partnership, payments shall be made of all expenses of liquidation (including, without limitation, any legal and accounting expenses incurred in connection therewith) and all debts of the Partnership first to third party creditors and then to Partners, or adequate provision shall be made for the payment thereof. The remaining assets and properties of the Partnership shall be distributed to the Partners, in cash or in kind, to the Partners in proportion to and to the extent of their respective capital accounts.

         (2) For this purpose, if any Partnership asset is to be distributed in kind to a Partner, the Partnership books and the capital accounts of the Partners shall be adjusted prior to the time of distribution to reflect the fair market value of such asset and the gain or loss that would result from the sale of such asset by the Partnership at such value, and upon such distribution in kind the capital account of each Partner shall be reduced by the fair market value of any asset distributed to it. Whenever a valuation of the assets and properties of the Partnership shall be required to be made for this purpose, such valuation shall be made by the Liquidating Trustee utilizing such reasonable methods of valuation as the Liquidating Trustee shall select, which determination shall be binding on all parties.

         (3) Any Partner who, at the time of any distribution, has any borrowings from the Partnership outstanding pursuant to the provisions of
Section 7.4(c) hereof, shall be obligated to repay such borrowings to the Partnership, together with interest thereon, prior to any distributions to it.

         (4) Until terminated by final distribution of all assets, the Partnership, the Partners and the assets of the Partnership shall remain subject to this Agreement.

         (5) All distributions of Partnership property pursuant to the terms of this Agreement shall be subject to such liens, encumbrances, obligations, commitments, undertakings and/or restrictions as affect such property at the date of such distribution.

         (6) The Liquidating Trustee (or any officer, director, shareholder, partner or employee thereof) shall be indemnified and held harmless by the Partnership from and against all claims, demands, liabilities, causes of action, costs and damages of any nature whatsoever arising out of or incidental to the Liquidating Trustee (or any officer, director, shareholder, partner or employee thereof) taking any action authorized under this Section 11.2; provided, however, that the Liquidating Trustee (or any officer, director, shareholder, partner or employee thereof) shall not be entitled to indemnification hereunder where the claim or issue arose out of (a) a matter entirely unrelated to the Liquidating Trustee acting under the provisions hereof; or (b) the negligence or willful misconduct of the Liquidating Trustee (or any officer, director, shareholder, partner or employee thereof); or (c) the breach by the Liquidating Trustee of its obligations under this Section 11.2.

         (2) To the extent that any Proposal has been submitted prior to the date of dissolution of the Partnership, the Partners and their Affiliates shall in good faith endeavor to negotiate a definitive Project Agreement pursuant to which their Affiliates will Implement and Operate the Project.

         (7) Any dissolution of the Partnership pursuant to Section 11.1(d) shall result in the Partners that are not the Partner who committed (or whose Affiliate committed) the Terminating Act having the right to all Intellectual Property (excluding Intellectual Property of DBA protected under the DBA License) and the right to use the same, to the extent the right is not restricted as a result of a prior agreement with a third party (including DBA) or by the provisions of Section 1.8.

         (8) The provisions of Section 11.2(i) relating to the continued obligation of confidentiality of information provided for in Section 1.8 shall not be construed to limit the Partner that is not the Terminating Party from using such information for purposes that would have been consistent with the business purpose of the Partnership, provided that adequate steps are taken to avoid it being introduced into the public domain.

         (9) The dissolution of the Partnership shall not terminate the confidentiality obligations of the Partners set forth in Section 1.7(a) or
Section 1.8 of this Agreement.

         Section 6.3 Rights Not Affected. Upon termination of the Partnership pursuant to this Article XI, all of the rights and obligations of the Partners under this

Agreement shall terminate except as otherwise specifically provided herein; provided, however, that subject to the limitations contained in Section 2.2(d), nothing contained in this Article XI shall be construed as a limitation upon, and no action or transaction in pursuance of this Article XI, shall be deemed a satisfaction, waiver or discharge of, any rights, claims or causes of action of either Partner against the other, whether for damages or other relief, arising out of or by virtue of (i) breach of this Agreement, theretofore or thereafter committed, by the other Partner or (ii) any event of default, theretofore or thereafter arising, on the part of the other Partner, and except, in each case, as and to the extent that such default or breach is taken into account in any computation or adjustment made pursuant to this Article XI. It shall be a condition of any disposition of the books and records of the Partnership under this Article that, notwithstanding the termination of the Partnership, each Partner shall have access thereto at any time upon reasonable notice for the purpose of inspection and obtaining copies at its own expense.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

         Section 7.1 Covenant as to Liens. Each Partner agrees that, except (i) as provided in the Parent Agreement or the Base Interest Option Agreement or (ii) with the prior written consent of each other Partner, other than the Special Partner, it will not create, assume, incur, or suffer to be created, assumed or incurred or to exist, any charge (which for the purposes of this Section shall mean any mortgage, pledge, encumbrance, lien or charge of any kind, including the charge upon property purchased under conditional sales or other title retention agreements) upon its interest in the Partnership or any portion of such interest, or acquire or hold or agree to acquire or hold any such interest or portion thereof subject to any conditional sale agreement or other title retention agreement.

         Section 7.2 Liability. Nothing in this Agreement shall be deemed to create any right in any third party and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party, except as expressly provided herein.

         Section 7.3 Claims and Litigation. The Partners and the Partnership shall each notify the others of any claim, demand or right of action asserted or any action, suit or proceeding threatened or instituted against it which arises out of the conduct of business of the Partnership or involves in whole or in material part the interpretation or performance of this Agreement, the properties, rights or assets of the Partnership, or any material portion thereof. Any negotiations or litigation with respect to any such claim, demand, right of action, suit or proceeding shall be conducted by whichever of the Partners or the Partnership the same may be asserted or brought against. Whichever of the Partners or the Partnership may be conducting such negotiations or litigation shall keep the others currently advised of the status thereof and any one or both of such others shall be entitled to participate in such negotiations or litigation.

         Section 7.4 Dispute Resolution. Any controversies or claims among the Partners, or between a Partner and the Partnership, arising out of or relating to this Agreement shall be resolved in the same manner as is set forth in Article IX of the Parent Agreement.

         Section 7.5 Waiver of Partition. Each Partner hereby irrevocably waives during the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to any Partnership property.

         Section 7.6 No Right of Withdrawal. No Partner shall have the right to withdraw from the Partnership.

         Section 7.7 Specific Performance. The Partners acknowledge that the failure of any Partner to substantially perform its material obligations and covenants under this Agreement may result in a significant frustration of the respective business objectives of the Partners under this Agreement and that the remedies at law may be inadequate to protect the rights and interests of the other Partner. Accordingly, the Partners, in addition to the remedies provided in this Agreement and otherwise available under the law for the enforcement of this Agreement and in view of Section 2.2(d), expressly consent to an order for specific performance of such obligations and covenants of a Partner or an order granting other substantially equivalent equitable remedies calculated to require performance of any such obligations or covenants.

         Section 7.8 Default in Payments. If a Partner shall default in making any payment due from it to the Partnership pursuant to Section 4.1 or 4.2, (a) the Partnership may satisfy the defaulting Partner's indebtedness out of its share of the net revenues of the Partnership; and (b) the Partnership may exercise any other remedies available at law or in equity for the payment of the sums owed. The Partnership may elect to charge the defaulting Partner interest on any overdue payment at the Interest Rate, and may also elect to charge such Partner for reasonable attorneys' fees, costs of investigation and all other costs of collection. Actions to be taken by the Partnership pursuant to this Section 12.8 may be authorized by the unanimous vote of the representatives of the non-defaulting Partner on the Management Committee, and no approval of the representatives of the defaulting Partner shall be required.

         Section 7.9      Notices.

         (1) Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be sufficient if personally delivered or sent by air courier, or by certified or registered mail (return receipt requested) properly stamped and addressed, or by telecopy, as follows:

         (1) If to Duke/UAE Sub, addressed to Duke/UAE Ref-Fuel Management LLC, 50 Tice Boulevard, Woodcliff Lake, New Jersey 07675, marked for the attention of the Secretary with a copy sent to the same address marked for the attention of the President (telecopy no. (201) 307-1020).

         (2) If to BFI Sub, addressed to it, in the case of mail delivery, c/o Browning-Ferris Industries, Inc., P.O. Box 3151, Houston, Texas 77253, or in the case of other delivery, c/o Browning-Ferris Industries, Inc., 757 N. Eldridge, Houston, Texas 77079, in either case marked for the attention of the Secretary (telecopy no. (713) 870-7825).

         (3) If to AP Sub, addressed to it c/o Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, marked for the attention of the Corporate Secretary with a copy sent to the same address marked for the attention of the President (telecopy no. (215) 481-8223).

         (2) A Partner may change its address by giving written notice of its new address to the other Partners.

         SECTION 7.10 CHOICE OF LAW. THIS AGREEMENT AND ALL RIGHTS AND LIABILITIES OF THE PARTIES HERETO WITH REFERENCE TO THE PARTNERSHIP SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

         Section 7.11 Certificates. Each Partner agrees to execute, acknowledge, record and file or deliver all such certificate, amendments, instruments, questionnaires, documents or counterparts thereof as may be required to comply with the laws of the State of Delaware or of any other jurisdiction in which the Partnership does business.

         Section 7.12 Binding Effect; Amendments. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective legal representatives, successors and assigns, subject, however, to the provisions and exceptions herein contained and provided. The written agreement of the Partners (other than the Special Partner) is required for any amendment to this Agreement; provided, however, that no such amendment shall limit any right of the Special Partner nor increase any obligation or liability of the Special Partner unless the Special Partner shall have consented in writing thereto.

         Section 7.13 Gender and Numbers. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine or neuter, and the number of all words shall include the singular and plural.

         Section 7.14 Severability. If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law. The Partners shall negotiate in good faith regarding amendments to this Agreement that would, to the maximum extent permissible under applicable law, effectuate the intent of any provision determined to be invalid or unenforceable.

         Section 7.15 Multiple Counterparts. This Agreement contains the entire agreement between the Partners. This Agreement may be executed in multiple counterparts, each of which shall be an original hereof for all purposes, and shall be binding upon the Partner so signing, irrespective of whether or not each Partner executed each such counterpart, but all of which shall be and constitute one instrument.

         Section 7.16 Headings, etc. Captions and headings contained in this Agreement are for ease of reference only and do not constitute a part of this Agreement.

         Section 7.17 Representations and Warranties. Each Partner represents and warrants, as of the date hereof (the "Execution Date"), as follows:

         (1) It is an entity formed and validly existing in good standing under the laws of the state of its formation, and is duly authorized, qualified, permitted and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted (except where failure to be so authorized, qualified, permitted and licensed would not have a material adverse effect on the business, operations, properties, assets or financial condition of such entity).

         (2) It is not a party to any contract, agreement or other commitment or instrument or subject to any charter or other corporate restriction or subject to any restriction or condition contained in any permit, license (including the DBA License), judgment, order, writ, injunction, decree or award which would prevent or restrict its ability to enter into and perform its obligations under this Agreement or which materially and adversely affects or in the future is expected as far (as such Partner can, as of the Execution Date, reasonably foresee) to materially and adversely affect its business operations, properties, assets or conditions (financial or otherwise) considered as a consolidated enterprise.

         (3) Its execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by its Board of Directors or members (or a duly authorized committee thereof), and this Agreement has been duly and validly authorized by any other necessary corporate action and will be, when executed and delivered, its legal, valid and binding obligation.

         Section 7.18 Obligations of Affiliates. Whenever this Agreement provides for obligations of an Affiliate of a Partner, the failure of the Affiliate to perform those obligations shall be deemed a breach of this Agreement by that Partner, but shall not give rise to any cause of action against the Affiliate pursuant to this Agreement (although a cause of action regarding such failure may arise pursuant to the Parent Agreement or other agreements to which the Affiliate is a party). For the avoidance of doubt, the Partnership shall not be considered on Affiliate of either Parent.

         IN WITNESS WHEREOF, the Partners hereto have caused their respective officers to execute this Agreement as of the day and year first above written.

                                         DUKE/UAE REF-FUEL MANAGEMENT LLC


                                          By:
                                             ----------------------------
ATTEST:                                      Name:
                                             Title:

SEAL


                                          BFI REF-FUEL, INC.


                                          By:
                                             ----------------------------
ATTEST:                                      Name:
                                             Title:

SEAL


                                          AIR PRODUCTS REF-FUEL, INC.



                                          By:
                                             ----------------------------
ATTEST:                                      Name:
                                             Title: